UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2026

Seacoast Banking Corporation of Florida
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue,	Stuart	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, Seacoast Banking Corporation of Florida (the "Company") increased the size of its board of directors from eleven to fourteen by appointing Michael E. Griffin, Kathleen B. Kay and Randolph A. Moore, III, to the Company board, effective immediately. The three appointed directors will stand for election as Class III directors at the Company's 2026 annual meeting.

Mr. Griffin, Ms. Kay and Mr. Moore were also appointed as directors of the Company's operating subsidiary, Seacoast National Bank ("Seacoast Bank"). On March 26, 2026, Seacoast issued a press release announcing these appointments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As of the date of each of such director’s appointment to the Company’s board of directors, each of Mr. Griffin, Ms. Kay and Mr. Moore will participate in the Company’s compensation plans for non-management directors, as described in detail in the Company’s proxy statement dated April 7, 2025 and filed with the Securities and Exchange Commission on such date.

Mr. Griffin, age 45, is the Vice Chairman and Co-Head of the Florida Region for Savills, Inc., a global commercial real estate advisory firm. In this role, Mr. Griffin is responsible for Savills’ operations throughout Florida, is the firm’s Florida Broker of Record and serves on various senior-level committees and task forces for its North America operations. Mr. Griffin has served in leadership roles since joining Savills through its acquisition of Vertical Integration in 2015, a Florida-based real estate services firm, where he started as the company’s first employee. Mr. Griffin completed his tenure at Vertical Integration, an integrated, full-service real estate solutions firm, as its Senior Vice President, a role he served in from February 2007 until April 2015.

Mr. Griffin brings more than 22 years of senior-level commercial real estate expertise, having represented some of the largest users of real estate in the Southeastern United States. Mr. Griffin has extensive experience in governance, finance, and public-private oversight through his longstanding leadership roles with the University of South Florida (“USF”). He currently serves as vice chairman of the USF Board of Trustees and chairman of its finance committee, following his appointment by the Florida Board of Governors. Previously, he served as founding chairman of the USF Financing Corporation, where he oversaw more than $1.2 billion in bond financings supporting academic, residential, medical, and research facilities. Mr. Griffin has also served as chairman of the USF Alumni Association, a member of the USF Foundation board of directors, chairman of the USF Consolidation Task Force, and chairman of multiple USF presidential search committees. In addition, Mr. Griffin serves as Chairman of the global Board of Directors of Lions World Vision and is a member of the Florida Council of 100. He is also actively involved in the community and has held leadership roles with the Tampa Bay Chamber of Commerce and other civic and nonprofit organizations. Mr. Griffin holds a Bachelor of Science degree in Business Administration and Marketing from the University of South Florida.

The board of directors also appointed Mr. Griffin to the Company’s audit committee and the Bank’s directors’ credit risk and trust and wealth committees.

There are no familial relationships between Mr. Griffin and any director or executive officer of the Company. Mr. Griffin has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Ms. Kay, age 64, is the Executive Vice President and Chief Information Officer of Principal Financial Group® (NASDAQ: PFG), a global financial services firm specializing in retirement solutions, asset management, and workplace benefits for businesses, individuals, and institutional clients. She has held this position since May 2020. In her role, Ms. Kay is responsible for overseeing the company's global technology and digital strategies, including information technology operations, information security, data and analytics, artificial intelligence, and enterprise innovation.

Ms. Kay has more than 30 years of experience in information technology leadership across multiple industries, including financial services, utilities, and automotive. Prior to joining Principal Financial Group, she served as Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company from September 2015 to April 2020, where she led mission critical systems and enterprise technology strategy. Her prior leadership roles include senior positions at SunTrust, Comerica Bank and General Motors.

Ms. Kay is a member of the board of directors for Principal Global Services India and Philippines, subsidiaries of Principal Financial Group, and the Technology Association of Iowa, where she served as chair in 2024. SHe has previously served on the HR committee of Mechdyne Corporation, a private broad-based technology company from February 2022 to March 2026, the board of directors of FieldNav, from 2021 to through its dissolvement in 2024, and on the TextIQ advisory board from 2018 through its acquisition by Relativity in 2021. She is involved with several nonprofit and industry organizations including the Greater Des Moines Habitat for Humanity and the Iowa Governor’s STEM Advisory Board. Ms. Kay holds a master’s degree in engineering science from Rensselaer Polytechnic Institute and a bachelor’s degree in computer science from Wayne State University.

The board of directors also appointed Ms. Kay to the Company’s audit, compensation and governance and information and technology committees.

There are no familial relationships between Ms. Kay and any director or executive officer of the Company. Ms. Kay has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Moore, age 59, recently retired as a senior partner from Alston & Bird, LLP, where he practiced law for more than 30 years, focusing on mergers and acquisitions, corporate governance, SEC compliance, and corporate finance, with a particular emphasis on the financial services industry. His practice included extensive experience advising banks and bank holding companies, as well as investment advisers, broker-dealers, and insurance companies. Mr. Moore regularly counseled public and private company boards and executive management teams on complex corporate transactions, public and private offerings of equity, debt, and hybrid securities, and strategic, regulatory and compliance matters.

During his tenure at Alston & Bird, LLP, Mr. Moore served in various senior leadership roles, including as co-chair of the firm’s Mergers & Acquisitions Group for ten years and as chair of the firm’s Investment Committee from January 2012 through December 2025. He is widely recognized as a leading national corporate attorney and has been consistently acknowledged by independent publications such as The Best Lawyers in America®, Chambers USA, and M&A Advisor. He has also been a frequent author and speaker on mergers and acquisitions, securities regulation, corporate governance, and the fiduciary duties of boards of directors. Mr. Moore previously served as an adjunct professor at Emory University School of Law, where he taught a mergers and acquisitions seminar, and holds a J.D. from the University of Virginia and dual B.A. degrees from American University.

The board of directors also appointed Mr. Moore to the Company’s corporate development, enterprise risk management and information technology committees.

There are no familial relationships between Mr. Moore and any director or executive officer of the Company. Under Item 404(a) of Regulation S-K, Mr. Moore is a former senior partner at Alston & Bird, LLP, that has served as legal advisor to Seacoast on numerous matters, including M&A and securities transactions, SEC filings, corporate governance items, bank regulatory matters and litigation. As a result, Mr. Moore received indirect compensation from Seacoast in 2025 as a result of the law firm's representation. In 2025, Seacoast paid Alston & Bird, LLP approximately $2,735,332 for legal services, including as counsel on M&A transactions and related activities.

Item 9.01    Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Description
99.1	Press release dated March 26, 2026 announcing the appointment of Michael E. Griffin, Kathleen B. Kay and Randolph A. Moore, III as directors of the Company and Seacoast National Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

                        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: March 26, 2026	/s/ Tracey L. Dexter
Tracey L. Dexter
Chief Financial Officer